Exhibit 99

ACQUISITION OF ASSETS OF TELECOM FM IN GREAT BRITAIN EXPANDS SUNAIR TELECOMMUNICATIONS BUSINESS

FOR IMMEDIATE RELEASE:

Fort Lauderdale, FL (Oct 11, 2004) Sunair Electronics, Inc (AMEX-SNR), a supplier of radio communications systems for defense applications and global telecommunications hardware and software, acquired through its wholly-owned subsidiary on October 5, 2004, the assets of the British firm Telecom FM, Ltd. (TFM). Sunair acquired TFM for $1,500,000 cash for substantially all of its assets which were reflected on TFM’s August 31, 2004, unaudited financial statements at asset value of $3,200,000 and assumed approximately $1,700,000 of certain agreed liabilities.

Telecom FM, Ltd. is a provider of telecommunications hardware devices with global distribution. Technologies include fixed wireless, least-cost routing and other network enabling technologies which are sold primarily to network voice and data service providers. TFM’s technologies and products enable major network operators to provide Fixed Wireless Access for both voice and data to emerging markets around the world. TFM’s CellRoute ™ utilizes GSM, cellular protocol in countries where having a fixed line is not a cost-effective option or network infrastructure does not exist. Also, through its GSMRoute family of products, providing either provision of service or where service exists least cost routing to business customers-both analogue and digital (ISDN). These products also have the benefit of remote management and support. (www.telecomfm.co.uk )

As part of the agreement, Sunair will continue to operate the business under the name Telecom FM, Ltd., organized and registered in the United Kingdom. This transaction, coupled with the recent announcement on August 9, 2004 of the acquisition of Percipia, Inc. and Percipia Networks, Inc., is part of Sunair’s continued focus for increased profits and expansion of Sunair’s position in the communications industry with new, technologically advanced, commercial telecommunications products worldwide.

James E. Laurent, President and Chief Executive Officer of Sunair, said “We also see the addition of this U.K. based company as a focal point to facilitate the introduction of our IP telephony software and systems technologies into the European community (EU) markets. These new market channels could also strengthen sales of our defense targeted products and capabilities to other NATO and Eastern European countries.”

Colin P Mulford, founder and President of Telecom FM, said, “Sunair offers us greater access to the North and South American markets which together with greater financial resources enable the prospect of much faster sales growth. Also with a large number of Telecom FM’s customers operating in both the European and American markets the opportunity to improve area’s of customer support are substantial. Telecom FM will now be better able to provide seamless support across these markets meeting the requirements of global customers.”

Information Regarding Forward Looking Statements

Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission (the “SEC’). Copies of our SEC filings are available form the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date.

LOCAL CONTACT: SYNNOTT B. DURHAM, TREASURER/CFO (954) 525-1505

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